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                          ALLIANCE ENTERTAINMENT CORP.,

                                    Company,

                    The Parties named herein, as GUARANTORS,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee


                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of February 26, 1996

                                       to

                                    INDENTURE

                            Dated as of July 25, 1995


                                -----------------

                   11 1/4% Senior Subordinated Notes due 2005


                                -----------------



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          THIRD SUPPLEMENTAL INDENTURE, dated as of February 26, 1996, between
Alliance Entertainment Corp., a Delaware corporation (the "Company"), the parties named herein as Guarantors and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

          WHEREAS, the Company, the parties named therein as Guarantors, and the Trustee executed an Indenture, dated as of July 25, 1995 (as subsequently supplemented the "Indenture"), in respect of $125,000,000 aggregate principal amount of the Company's 11 1/4% Senior Subordinated Notes due 2005 (the "Notes");

          WHEREAS, the parties to such Indenture and certain additional Guarantors executed the First Supplemental Indenture dated as of July 26, 1995 and the Second Supplemental Indenture dated as of September 6, 1995, to amend Exhibit F to the Indenture;

          WHEREAS, Jerry Bassin, Inc., Airlie, Inc. and Titus Oaks Records, Inc., which are Guarantors of the Notes, have merged with and into AEC One Stop Group, Inc. ("AEC"), AEC being the surviving corporation;

          WHEREAS, INDI Holdings, Inc. and AEC Music Distribution Inc., which are Guarantors of the Notes, have merger with and into Independent National Distributors, Inc. ("Indi"), Indi being the surviving corporation;

          WHEREAS, Indi is a Guarantor of the Notes and AEC will become a Guarantor of the Notes pursuant to this Supplemental Indenture;

          WHEREAS, the Company hereby requests that Jerry Bassin, Inc., Airlie, Inc., Titus Oaks Records, Inc., INDI Holdings, Inc. and AEC Music Distribution Inc., (the "Released Guarantors") be released from their obligations as Guarantors of the Notes;

          WHEREAS, the Company has requested via an Officers' Certificate dated December 29, 1995, that Disquemusic Comercial




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Importadora Ltda., and Brasison Distribuidora de Discos, Ltda., (the "Brazilian
Guarantors"), be released from their obligations as Guarantors pursuant to
Section 3.05 of the Indenture as it relates to release of Guarantors that are Foreign Subsidiaries;

          WHEREAS, the Company desires to further amend Exhibit F to the Indenture to release the Released Guarantors and the Brazilian Guarantors from their obligations as Guarantors and to include AEC One Stop Group, Inc. as a Guarantor;

          WHEREAS, pursuant to Section 10.01 of the Indenture, the requested amendments to Exhibit F to the Indenture may be effected without the prior consent of the Holders (as defined in the Indenture);

          WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                    EXHIBIT F

                                   AMENDMENTS

          The Company and the Trustee hereby amend the Indenture and agree that Exhibit F to the Indenture be amended and restated as set forth in Attachment 1.

          The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.





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                                   SIGNATURES

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.


ALLIANCE ENTERTAINMENT CORP.



By: /s/ Anil K. Narang
    -----------------------------------
 Name:   Anil K. Narang
 Title:  Vice Chairman, President and
         Chief Financial Officer


BANKERS TRUST COMPANY, as Trustee


By: /s/ Jenna Kaufman
 -----------------------------------
 Name: Jenna Kaufman
 Title: Vice President


GUARANTORS:

JERRY BASSIN INC.
PASSPORT MUSIC DISTRIBUTION, INC.
TITUS OAKS RECORDS, INC.
AIRLIE, INC.
AEC AMERICAS, INC.
ALLIANCE VENTURES, INC.
PREMIER ARTISTS SERVICES, INC.
PREMIER SIGNATURES, INC.
AEC MUSIC DISTRIBUTION, INC.
FL ACQUISITION CORPORATION
EXECUSOFT INC.
CASTLE COMMUNICATIONS (U.S.), INC.




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


CONCORD JAZZ, INC.
THE JAZZ ALLIANCE
AEC ACQUISITION CORP.
PASSPORT MUSIC WORLDWIDE, INC.
A.E. LAND CORP.
INDI HOLDINGS INC.
INDEPENDENT NATIONAL DISTRIBUTORS INC.
ONE WAY RECORDS, INC.,
DEJA VU, INC.
INDI HOLDINGS, INC.
INDEPENDENT NATIONAL DISTRIBUTORS, INC.
DISQUEMUSIC COMERCIAL IMPORTADORA
   LTDA. *
BRASISON DISTRIBUIDORA DE DISCOS
  LTDA. BRAZIL *
AEC HOLDINGS (UK) LIMITED *
CASTLE COMMUNICATIONS PLC *
CASTLE COPYRIGHTS LIMITED *
CASTLE COMMUNICATIONS
  (DEUTSCHLAND) GMBH *
THE ST. CLAIR ENTERTAINMENT GROUP
  INC.
DOJO LIMITED *
HENDRING LIMITED *
EASTERN LIGHT PRODUCTIONS LIMITED *
WHITE METAL MUSIC LIMITED *
KAZ RECORDS LIMITED *
MOVIE GEMS (UK) DISTRIBUTION LIMITED *

For each of the above:

By: /s/ Anil K. Narang
    ----------------------------------
     Name:  Anil K. Narang
     Title: Executive Vice President
            or *Attorney-in-Fact

AEC ONE STOP GROUP, INC., as an additional Guarantor

By:  /s/ Anil Narang
     ---------------------------------
     Name: Anil Narang
     Title: Executive Vice President




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                                                                ATTACHMENT 1

                                    EXHIBIT F

                 GUARANTORS OF THE ALLIANCE ENTERTAINMENT CORP.
                    11 1/4 SENIOR SUBORDINATED NOTES DUE 2005

DOMESTIC SUBSIDIARIES:

     1.   Passport Music Distribution, Inc., a Colorado corporation
     2.   AEC Americas, Inc., a Delaware corporation
     3.   Alliance Ventures, Inc., a Delaware corporation
     4.   Premier Artists Services, Inc., a Florida corporation
     5.   Premier Signatures, Inc., a Florida corporation
     6.   FL Acquisition Corporation, a California corporation
     7.   Execusoft, Inc., a Florida corporation
     8.   Castle Communications (U.S.), Inc., a Delaware corporation
     9.   Concord Jazz, Inc., a California corporation
     10.  The Jazz Alliance, Inc., a California corporation
     11.  AEC Acquisition Corp., a Delaware corporation
     12.  Passport Music Worldwide, Inc., a Delaware corporation
     13.  A.E. Land Corp., a Delaware corporation
     14.  Independent National Distributors, Inc., a Delaware corporation
     15.  One Way Records, Inc., a New York corporation
     16.  Deja Vu Music, Inc., a New York corporation
     17.  AEC One Stop Group, Inc., a Delaware corporation




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FOREIGN SUBSIDIARIES

     1.   AEC Holdings (UK) Limited, a United Kingdom corporation

     2.   Castle Communications PLC, a United Kingdom corporation

     3.   Castle Copyrights Limited, a United Kingdom corporation

     4.   Castle Communications (Deutschland) Gmbh, a German corporation

     5.   The St. Clair Entertainment Group Inc., a Canadian corporation

     6.   DOJO Limited, a United Kingdom corporation

     7.   Hendring Limited, a United Kingdom corporation

     8.   Eastern Light Productions Limited, a United Kingdom corporation

     9.   White Metal Music Limited, a United Kingdom corporation

     10.  Kaz Records Limited, a United Kingdom corporation

     11.  Movie Gems (UK) Distribution Limited, a United Kingdom corporation